EXHIBIT 99.1


                                 LEHMAN BROTHERS
                                 ---------------


                 TVA-LINKED CALLABLE STRIPS SERIES TVA 1997-1 (Underlying Securities will be Tennessee Valley Authority zero coupon bonds due November 1 2025)


              Indicative Summary of Terms as of September 8, 1997

Transaction:      Lehman Brothers will sell Trust Certificates representing 100%
                  beneficial interest an interest in the Underlying Securities, zero coupon bonds issued by the Tennessee Valley Authority
                  (the "Underlying Securities"), with respect to which a Lehman
                  Brothers entity retains a call option to purchase the Underlying Securities at predetermined prices (the "Call
                  Price"), as indicated in Appendix 1 attached hereto.

Face Amount:      $200 million face amount at maturity

Settlement Date:  September 23, 1997

Maturity Date:    November 1, 2025 unless the are called earlier in accordance with their terms.

Issue Price:      [11.029%]

Coupon:           0%

Yield to Maturity/
Yield to Call:    [8.00%]

Call Dates:       The Underlying Securities may be acquired by a Lehman Brothers entity at the applicable call price beginning the semi annually beginning November 1, 2000 and ending November 1
                  2024.

Call Notice:      Seven Business Days prior to each Call Date

Call Price:       The Call Price of the Underlying Securities on each Call Date will be as indicated in Appendix 1 attached hereto.

Minimum
Denominations:    $1,000

Rating:           AAA by S&P, Aaa by Moody's Investors Service Inc.

Form:             Book Entry, DTC

Sale Concession:  0.3%

Trustee:          The Bank of New York

Underwriter:      Lehman Brothers Inc.


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Clients are advised to make an independent review and reach their own conclusions regarding the economic benefits and risks of this transaction, and the legal, tax and accounting aspects of this transaction as it relates to their particular circumstances, including without limitation, currently and prospectively, proposed IRS regulations concerning debt instruments with contingent payments. Although the indicative information set forth above is reflective of the terms, as of the specified date, under which Lehman Brothers believes an issuance of securities or other obligations might structured, no assurance can be given that such an issuance could in fact be executed and no specific issuer is obligated to issue such securities. This term sheet does not constitute an offer to sell or the solicitation of an offer to buy securities of the type generally described above. Actual offerings of securities of a particular issuer are made, in accordance with applicable law, by prospectus or other appropriate offering documents. The terms and conditions of this swap are subject to availability, credit approval and documentation.

                                 LEHMAN BROTHERS
                                 ---------------


                                   Appendix 1
                       Indicative Call Price Schedule (%)

11/1/00         14.071                          11/1/13         39.012
5/1/01          14.634                          5/1/14          40.573
11/1/01         15.219                          11/1/14         42.196
5/1/02          15.828                          5/1/15          43.883
11/1/02         16.460                          11/1/15         45.639
5/1/03          17.120                          5/1/16          47.464
11/1/03         17.805                          11/1/16         49.363
5/1/04          18.517                          5/1/7           51.337
11/1/04         19.257                          11/1/17         53.391
5/1/05          20.028                          5/1/18          55.526
11/1/05         20.829                          11/1/18         57.748
5/1/06          21.662                          5/1/19          60.057
11/1/06         22.529                          11/1/19         62.460
5/1/07          23.430                          5/1/20          64.958
11/1/07         24.367                          11/1/20         67.556
5/1/08          25.342                          5/1/21          70.259
11/1/08         26.355                          11/1/21         73.069
5/1/09          27.409                          5/1/22          75.992
11/1/09         28.506                          11/1/22         79.031
5/1/10          29.646                          5/1/23          82.193
11/1/10         30.832                          11/1/23         85.480
5/1/11          32.065                          5/1/24          88.900
11/1/11         33.348                          11/1/24         92.456
5/1/12          34.682                          5/1/25          N/A
11/1/12         36.069                          11/1/25         N/A
5/1/13          37.512



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Clients are advised to make an independent review and reach their own conclusions regarding the economic benefits and risks of this transaction, and the legal, tax and accounting aspects of this transaction as it relates to their particular circumstances, including without limitation, currently and prospectively, proposed IRS regulations concerning debt instruments with contingent payments. Although the indicative information set forth above is reflective of the terms, as of the specified date, under which Lehman Brothers believes an issuance of securities or other obligations might structured, no assurance can be given that such an issuance could in fact be executed and no specific issuer is obligated to issue such securities. This term sheet does not constitute an offer to sell or the solicitation of an offer to buy securities of the type generally described above. Actual offerings of securities of a particular issuer are made, in accordance with applicable law, by prospectus or other appropriate offering documents. The terms and conditions of this swap are subject to availability, credit approval and documentation.